Exhibit 10.5

PROMISSORY NOTE
No. 001

$9,900.00                       Dated February 10, 2005

FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of CAPITAL RESOURCE FUNDING, INC., its successors or assigns, the sum of NINE THOUSAND NINE HUNDRED AND NO/00 ($9,900.00) DOLLARS in lawful currency of the United States of America ON DEMAND, together with interest at the rate of Six Percent (6%) per annum, payable at maturity.

All payments hereunder shall be due and payable at the executive offices of the Payee, which are 2212 Lantern Way, Cornelius, North Carolina 28031. There shall be no prepayment penalty with respect to this Promissory Note. In addition, this Promissory Note in not assumable and is a personal obligation of the undersigned.

Each maker, endorser, and guarantor waives demand, notice of nonpayment and demand. If any payment due is not made and remains unpaid for Ten (10) Days, it is in default hereof. Any such payment in default shall bear interest at the rate of Nine percent (9%) per annum from the date of default. In the event of default hereunder, the entire unpaid balance hereof shall, at the option of the holder, become due and payable upon demand. All costs and fees (including reasonable fees and disbursements of legal counsel) incurred by the Payee as the result of any default by anyone liable hereunder or as the result of any collection effort by the Payee shall also be due and owing to the Payee. Failure to exercise any right shall not be deemed a waiver of the right to exercise the same at any subsequent date, or event.

The Maker acknowledges receipt of a conformed duplicate copy of this promissory note and acknowledges having read the same before affixing his signature below.

This promissory note is to be construed according to the laws of the State of North Carolina, without regard to any choice of law principles.

IN WITNESS WHEREOF, the Maker has duly executed this Promissory Note on the date first written above.

DAVID R. KORAN

/s/ David R.Koran
(In His Individual Capacity)